EXHIBIT 99.1
ADDITIONAL EXHIBITS
Forward-Looking Statements
Written and oral statements provided by the Company from time to time, including in the Company's annual report to shareholders and its annual report on Form 10-K and other filings under the Securities Exchange Act of 1934, may contain certain forward-looking information, such as statements about the Company's financial goals, acquisition strategies, financial expectations including anticipated revenue or expense levels, business prospects, market positioning, product development, manufacturing re-alignment, capital expenditures, tax benefits and expenses, and the effect of contingencies or changes in accounting policies. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” While the Company believes that the assumptions underlying such forward-looking statements are reasonable based on present conditions, forward-looking statements made by the Company involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from those in the Company's written or oral forward-looking statements as a result of various factors, including, but not limited to, the following:
•The Company's success in its ongoing evaluation and implementation of its business strategies, especially its success in managing the expense and integration, valuation and other risks of its acquisition strategy and divestitures.

•Continued or increased competitive pressures that affect sales volume, pricing and profitability.

•Increased competition due to industry consolidation or new entrants into the Company's existing markets.

•The strength of the recovery and future health of the U.S. and international economies and other economic factors that directly or indirectly affect the demand for the Company's products, including the effect of economic conditions on housing starts in the United States and on the availability and terms of financing.

•Increases in the cost of raw material, components, other materials, transportation or other services which the Company is unable to pass on to customers or which impact demand for the Company's products.

•The effects of and changes in, trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations across the many countries and regions where the Company manufacturers or sells its products, including trade restrictions, inflation, currency fluctuations, import and other charges or taxes, nationalizations and unstable governments.

•The Company's success in implementing its strategy of concentrating production in low cost locations.

•The Company's ability to anticipate changing customer requirements, fund and accomplish product innovation, improve processes, and attract and retain capable staff in order to deal with increasing volume and complexity in its products.

•Difficulties or delays in the development, production, testing and marketing of products, including a failure to ship new products when anticipated, failure of customers to accept these products when planned, any defects in products or a failure of manufacturing economies to develop when planned.

•The costs and other effects of administrative, civil or criminal proceedings, settlements and investigations, claims, developments or assertions by or against the Company, including those relating to intellectual property rights and licenses, alleged defects in products and non-compliance with governmental regulations.

•The introduction of alternative products or governmental and regulatory actions that favor alternative methods of serving the same function as the Company's products, such as the extension of municipal water systems.

•The effect of environmental legislation and regulation on the Company's products and sales.

•The Company's success in reducing or controlling growth in selling, general and administrative expenses.

•The Company's ability to manage the life cycle of its products, reduce product costs and other costs and increase productivity.

•Events such as fires, floods, or other natural disasters, weather conditions, and epidemics and pandemics impacting the Company's ability to produce products or the demand for its products.

•A prolonged disruption of scheduled deliveries from suppliers when alternative sources of raw material and components are not available.

•Labor strikes or work stoppages by employees of the Company, its customers, suppliers, or freight contractors or other providers.

•The adoption of new, or changes in, accounting policies and practices.

Some of these and other risks and uncertainties that may affect future results are discussed in more detail in “Item 1A - Risk Factors,” “Item 7A - Quantitative and Qualitative Disclosures About Market Risk,” and Note 16, “Commitments and Contingencies” included in Item 8 of this Annual Report on Form 10-K. All forward-looking statements included herein are based upon information presently available. The Company does not assume any obligation to update any forward-looking information, except as required by law.